Exhibit 99.1

Dear Fellow Shareholders,

I thought it appropriate at this time to provide you with an update and an overview of some of the important developments and accomplishments of Cancer Genetics over the past nine months. I also want to put into context the significance of these developments as they relate to our longer-term plans, our competitive position and our outlook for future growth.

It has been less than six months since we became a public company, and only a few weeks since we reached an important milestone: listing on the NASDAQ stock exchange. The NASDAQ stock exchange is home to some of the largest and most successful healthcare companies in the world. We are proud to be part of this elite class of companies. I should note also that INC. Magazine recently ranked Cancer Genetics the 76th fastest-growing healthcare company in the United States, making this the second year in a row that we were on this list.

With our most recent offering of $16 million, we have now raised $23 million in the capital markets. This achievement is testimony to the strong confidence the investment community has in our management team, our innovative tests, and importantly, our ability to execute in the fast-growing and transformative area of oncology-focused molecular diagnostics. The research of Dr. Chaganti, our founder and Chairman, and his team, initiated nearly 14 years ago when the Company was founded, was focused on translating genetic insights in oncology into patient care, and now serves as the foundation of our test development. The total market for DNA-based cancer diagnostic tools in our focus areas of hematological, urogenital and cervical cancers is estimated by analysts at $15 billion worldwide and approximately $6 billion here in the United States.

Over the past several quarters, we have successfully launched five unique molecular-diagnostic arrays, and DNA panels: three tests for leukemia and lymphoma, and two tests for renal and cervical cancers. These tests have been developed and validated through our research collaborations with world-class institutions such as the National Cancer Institute, Memorial Sloan-Kettering Cancer Center, University of Iowa, Georgia Health Sciences University, Dana Farber, and Cleveland Clinic. Our unique arrays also are being incorporated into biopharma’s clinical trials in B-cell neoplasms at Gilead Sciences (NASDAQ: GILD) and in diagnostic programs at Roche.

Today we are delivering results from thousands of tests each quarter through our central lab in Rutherford, New Jersey, helping community hospitals and labs in the East Coast and Midwestern United States manage patients more effectively while driving down costs associated with care. Our top priority now is driving the adoption, usage and commercial success of our unique DNA-based microarrays.

We are the only commercial company that has launched a clinically validated DNA-based microarray for the improved characterization and stratification of complex blood-borne cancer in the following categories: Chronic Lymphocytic Leukemia, Small Lymphocytic Leukemia, and

Shareholder Update From President & CEO
www.cancergenetics.com	September 30, 2013

Diffuse-Large B-Cell Lymphoma. Our next launch is planned in the area of Mantle Cell Lymphoma.

In September, we were given a notice of allowance for a pivotal patent for the typing and profiling of B-cell cancers utilizing copy number change analysis of and across targeted genetic sites. This patent confirms our unique approach to diagnosing complex cancers such as leukemia and lymphoma.

In April, in our UroGenital cancer franchise, which we call UroGenRATM and UGenRATM, we launched our first, very unique microarray for diagnosis, staging and treatment selection in kidney cancers. The UroGenRA™-Kidney microarray was developed at CGI and validated with Memorial Sloan-Kettering Cancer Center and Cleveland Clinic. While in many cases, surgery is recommended after diagnosis, this test will help to devise proper therapy selection based on tumor genomic profiling for kidney patients, without the need for invasive surgery. This unique ability to help pathologists and clinicians make decisions based on fine-needle biopsy is critical, improves personalized cancer care, and potentially reduces healthcare costs by avoiding additional hospital visits, invasive surgery and ongoing image-based assessments.

Another area we are very excited about is our SelectOne™ program. Targeted therapies have the potential to improve the lives of cancer patients and provide them with better treatment outcomes. We believe the integration of clinical information with drug discovery is critical to providing customized solutions for patient stratification and treatment. Our SelectOne™ offering empowers biotech and pharma companies such as Gilead Sciences to achieve their goals in clinical trials. By using our comprehensive oncology-focused menu and proprietary microarrays, Gilead is able to improve trial efficacy and provide biomarker-driven insight regarding patient targeting and potential outcomes. We expect this relationship to add significant revenue in the future.

We recently announced an expanded relationship with Roche Servicios S.A., an affiliate of Swiss drug-giant Roche. Having worked closely together for more than a year through our ExpandDX program, we expect our newest initiative with Roche to drive adoption of our tests and services throughout Central America and the Caribbean.

We continue to experience growth in all customer segments: community hospitals, large research and academic centers, as well as biotech and pharma. Diligent execution of this comprehensive, multi-pronged approach has enabled us to accelerate revenue growth and improve margins. For the first half of 2013 we reported 54% revenue growth over the first half of the prior year, from $1.9 to $3.1 million and an increase in gross profit margins of nearly six-fold.

Our success in creating world-class collaborations, licensing arrangements and clinical validation programs with institutions such as the National Cancer Institute, Stanford University, Cleveland Clinic, Memorial Sloan-Kettering Cancer Center, North Shore-Long Island Jewish Hospital, University of Iowa Cancer Center and Mayo Clinic continues to grow. These collaborations are critical. They supply us with material for clinical validations, drive acceptance among thought

Shareholder Update From President & CEO
www.cancergenetics.com	September 30, 2013

leaders in each cancer category, and provide us with additional data to help refine the functionality and algorithms driving our unique genomic tests.

I also want to comment on our joint venture with Mayo Clinic – OncoSpire Genomics. We are the first and only company Mayo Clinic has chosen to partner with in the pursuit of commercializing next-generation sequencing technologies in oncology. The significance of this joint venture should not be underestimated, as Mayo Clinic is one of the true global leaders and innovators in the clinical care of cancer patients. The fact that they chose to partner with CGI speaks volumes about our expertise and commercial acumen in oncology.

The investment in innovative state-of-the-art genomic tests, the validations required to bring them into routine care, and the successful adoption among clinics and cancer centers is the cornerstone of our commercialization strategy — one that is dually focused on improving patient outcomes while recognizing the need for improved health-care costs. The adoption of genomics in a clinically meaningful manner for oncology will drive improved economics for our healthcare system and be central in the move toward outcome-based accountable care.

As a company that is disease-focused and a driver of both innovation and accountable, state-of-the-art care is central to the CGI brand, and to our growth. I believe that we have just started a long-range, high-growth cycle of providing state-of-the-art genomic testing by leveraging our unique genomic insights into the identification, sub-typing, and management of cancer. Our progress as a business is accelerating, and we are well positioned to drive even more growth in the future.

We appreciate your ongoing support of our business, and I look forward to providing further updates on our progress as we work to change and personalize the future of cancer diagnostics.

Sincerely,

Panna Sharma

President & Chief Executive Officer

Email:	psharma@cancergenetics.com

Twitter:	@PSCGI

Forward Looking Statements:

This shareholder letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development and potential opportunities for Cancer Genetics, Inc. products and services, along with other statements about the

Shareholder Update From President & CEO
www.cancergenetics.com	September 30, 2013

future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to, statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights and other risks discussed in the Company’s Form 10-Q for the quarter ended June 30, 2013 and other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics disclaims any obligation to update these forward-looking statements.

Shareholder Update From President & CEO
www.cancergenetics.com	September 30, 2013